UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments; Item 2.02. Results of Operations and Financial Condition.

On March 15, 2007, the Audit Committee of the Board of Directors of American Media Operations, Inc. (the “Company”) concluded that certain material non-cash goodwill impairment charges amounting to approximately $24.9 million will be recorded relating to the fourth quarter of the Company’s fiscal year ended March 31, 2006 and approximately $13.7 million will be recorded relating to the fiscal year ended March 31, 2003 as part of the restatement of certain of the Company’s financial statements. The Company reviewed the annual impairment test conducted for the fiscal year ended March 31, 2006, and determined that changes in the then long-term prospects for certain of its publications will result in fiscal year 2006 goodwill impairments. These impairment charges are estimated to be:

a)	Star - $24.6 million – to be recorded in the fiscal year 2006 fourth quarter

b)	Weekly World News - $13.7 million– to be recorded in fiscal year 2003 and approximately $0.3 million to be recorded in the fiscal year 2006 fourth quarter

The Company is being assisted in its evaluation of its goodwill intangibles by an independent valuation firm. The related valuations are being developed utilizing assumptions and projections that the Company believes to be reasonable and supportable and that reflect management’s best estimates of projected future performance of its publications. The Company historically has selected the beginning of its fourth quarter to conduct its annual tests for goodwill and tradename impairment.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company’s estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events are generally forward-looking statements.

The Company’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform to the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward looking statements are the risk that the Company may not be able to successfully develop its magazine operations so that they continue to generate sufficient cash flow to enable the Company to meet its obligations under its senior credit facility and bond indentures, including the financial covenants under its senior credit facility; actions of rating agencies; our ability to implement and maintain an effective system of internal controls over financial reporting; our ability to realize expected benefits from cost savings and revenue enhancement initiatives; industry and economic conditions; and the risks and uncertainties contained in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC.
(Registrant)

Date: March 21, 2007	By:	/s/ John F. Craven
	Name:	John F. Craven
	Title:	Executive Vice President and Chief Financial Officer